UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2009

THE AES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100 Arlington, Virginia		22203
(Address of principal executive offices)		(Zip code)

(703) 522-1315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments

On December 13, 2009, The AES Corporation (the “Company” or “AES”) issued a press release announcing an agreement (the “Pakistan Agreement”) to sell its entire interest in two businesses in Pakistan. Under the terms of the agreement, AES Pakistan Holdco Ltd. will procure the sale of its subsidiaries’ interest in AES Lal Pir (Private) Ltd. (“Lal Pir”) and AES Pak Gen (Private) Co. (“Pak Gen”) to a consortium led by Nishat Mills Limited, a Pakistani industrial firm. AES Pakistan Holdco Ltd. is a wholly-owned subsidiary of AES Oasis Ltd. (“AES Oasis”), which is a majority-owned subsidiary of the Company.

In connection with the transaction, on December 11, 2009, the Company concluded that a material impairment of the Company’s investment in Lal Pir and Pak Gen has occurred, which will be recorded in the quarter ending December 31, 2009. This impairment represents the net realizable value of the Company’s investment in Lal Pir and Pak Gen, defined as the current estimated net book value at December 31, 2009, less the estimated net sale price under the Pakistan Agreement. Management estimates that the after-tax, non-cash charges related to the foregoing impairment will be approximately $107 million. The impairment charges are not expected to result in future cash expenditures.

Item 7.01	Regulation FD

In addition to the Pakistan Agreement, on December 13, 2009 the Company also announced an agreement to sell its entire interest in its businesses in Oman (the “Barka Agreement”). Under the terms of the Barka Agreement, AES Middle East Holdco Ltd., a wholly-owned subsidiary of AES Oasis, will sell its interest in AES Barka Holdings (Cayman) Ltd. to the International Company for Water and Power Projects, a Saudi Arabian power company. In addition, the Company indirectly owns 100% of two service companies which will also be sold under the terms of the Barka Agreement.

The Company will receive aggregate gross proceeds, before purchase price adjustments, of approximately $200 million upon the closing of the transactions contemplated in the Pakistan Agreement and the Barka Agreement. In addition, as a result of the transactions, $276 million of non-recourse debt (as of September 30, 2009) will remain at the Oman and Pakistan businesses and will be removed from the Company’s consolidated balance sheet. The transactions described above are subject to customary purchase price adjustments and approvals and are expected to close during the first half of 2010.

Until the transactions close, the businesses will be reported as discontinued operations, and their earnings will not be reported as part of income from continuing operations. During 2009, the Oman and Pakistan businesses are expected to contribute net income of $25 million, or $0.04 diluted Earnings Per Share (“EPS”), and to contribute subsidiary distributions (see definition) of $16 million. In 2010, these businesses are currently projected to contribute net income of $15 million, or $0.02 diluted EPS. As noted above, the sale of the Pakistan assets is expected to result in a non-cash, after-tax impairment of approximately $107 million, or $0.16 diluted EPS in 2009. In addition, the sale of assets under the Barka Agreement is expected to result in a non-cash, after-tax gain of approximately $78 million, or $0.12 diluted EPS, which will be recorded when the transaction closes in 2010. However, neither the impairment nor the gain will have an impact on Adjusted EPS (a non-GAAP financial measure, see definition). The Company intends to update its guidance on its fourth quarter earnings call.

Definition of Adjusted Earnings Per Share

Adjusted Earnings Per Share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses of the consolidated entity due to (a) mark-to-market amounts related to FAS 133 derivative transactions, (b) unrealized foreign currency gains or losses, (c) significant gains or losses due to dispositions and acquisitions of business interests, (d) significant losses due to impairments, and (e) costs due to the early retirement of debt. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to mark-to-market gains or losses related to derivative transactions, currency gains or losses, losses due to impairments and strategic decisions to dispose or acquire business interests or retired debt which affect results in a given period or periods. Adjusted earnings per share should not be construed as an alternative to earnings per share, which is determined in accordance with GAAP.

Definition of Subsidiary Distributions

Subsidiary distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which is determined in accordance with GAAP. Subsidiary distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of differences between the subsidiary distributions and the Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.

The information set forth above is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Section 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act regardless of any general incorporation language in such filing.

Safe Harbor Disclosure

This Form 8-K contains forward-looking statements within the meaning of the Securities Act and of the Exchange Act. Such forward-looking statements include, but are not limited to, those related to future earnings growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, accurate projections of future interest rates, commodity prices and foreign currency pricing, continued normal or better levels of operating performance and electricity demand at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth from investments at investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission including, but not limited, to the risks discussed under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as well as our other SEC filings. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION
(Registrant)

	By:	/S/ VICTORIA D. HARKER
	Name:	Victoria D. Harker
	Title:	Executive Vice President and Chief Financial Officer
Date: December 15, 2009